Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-149970, 333-149970-01 to 333-149970-08

CAPMARK FINANCIAL GROUP INC.

SUPPLEMENT NO. 30 TO
MARKET MAKING PROSPECTUS DATED
JULY 14, 2008

THE DATE OF THIS SUPPLEMENT IS MAY 19, 2009

On May 12, 2009, Capmark Financial Group Inc. filed the attached
Current Report on Form 8-K.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

CAPMARK FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

116 Welsh Road Horsham, Pennsylvania		19044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 328-4622

Not applicable.

(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 8, 2009, Capmark Financial Group Inc. (the “Company”) entered into Amendment No. 7 and Waiver to the Bridge Loan Agreement (“Bridge Loan Amendment 7”), among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent.  Bridge Loan Amendment 7 amends the Bridge Loan Agreement, dated as of March 23, 2006, among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent, as amended by Amendment No. 1 to the Bridge Loan Agreement dated as of December 7, 2006, Amendment No. 2 to the Bridge Loan Agreement dated as of June 30, 2008, Amendment No. 3 to the Bridge Loan Agreement dated March 23, 2009, Amendment No. 4 to the Bridge Loan Agreement dated March 24, 2009, Amendment No. 5 to the Bridge Loan Agreement dated April 9, 2009 and Amendment No. 6 and Waiver to the Bridge Loan Agreement dated April 20, 2009 (as amended, the “Bridge Loan Agreement”).  Bridge Loan Amendment 7 further extends the maturity date of the bridge loan to May 21, 2009 with respect to the holders of approximately 94% of the outstanding principal balance under the Bridge Loan Agreement (the “Extending Lenders”).

The Extending Lenders have also agreed to waive solely for the period beginning on May 8, 2009 through May 21, 2009 any event of default arising directly from the Company’s failure to maintain, pursuant to Section 6.1 of the Bridge Loan Agreement, the Total Consolidated Indebtedness to Total Capitalization at  the last day of each of the fiscal quarters ended December 31, 2008 and March 31, 2009 at a ratio not greater than 0.87 to 1.0, in each case without giving effect to ARB51, FIN 46(R) or FAS 66 in each case in relation to the Company’s affordable tax credit syndication business (the “Bridge Loan Financial Covenant Non-Compliance Event of Default”).  In addition, the Company also agreed to negotiate in good faith with the lenders to finalize, no later than May 21, 2009, the amendments to the Credit Agreement (defined below) and to the Bridge Loan Agreement and the definitive documentation for the “facility” described in the commitment letter from the lenders dated on or about May 6, 2009.

Under the Bridge Loan Agreement, the failure to pay any amount at maturity may be declared an event of default by the Agent upon the request or direction of the Majority Lenders (as defined in the Bridge Loan Agreement).  Pursuant to Bridge Loan Amendment 7, the Majority Lenders waived any event of default arising directly from the Company’s failure to repay in full the principal amount of, and interest on, the loans of any non-Extending Lender until May 21, 2009.  The Majority Lenders also agreed to forbear (and to instruct the Agent to forbear) from exercising any right or remedy under the Bridge Loan Agreement as a result of the occurrence and continuance of an event of default arising from any such non-payment and any event of default arising from the Bridge Loan Financial Covenant Non-Compliance Event of Default.

On May 8, 2009, the Company entered into Waiver No. 2 to the Credit Agreement (“Waiver No. 2”), dated as of March 23, 2006, among the Company, certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto, and Citibank N.A., as administrative agent, as amended by Amendment No. 1

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to the Credit Agreement, dated as of April 17, 2007, Amendment No. 2 to the Credit Agreement, dated as of June 30, 2008 and Waiver to the Credit Agreement dated as of April 20, 2009 (as amended, the “Credit Agreement”).

Pursuant to Waiver No. 2, the required lenders under the Credit Agreement have agreed to waive any event of default arising directly from the Company’s failure to maintain, pursuant to Section 6.1 of the Credit Agreement, the Total Consolidated Indebtedness to Total Capitalization at the last day of each of the fiscal quarters ended December 31, 2008 and March 31, 2009 at a ratio not greater than 0.87 to 1.0, in each case without giving effect to ARB51, FIN 46(R) or FAS 66 in each case in relation to the Company’s affordable tax credit syndication business (the “Credit Agreement Financial Covenant Non-Compliance Event of Default”).  Waiver No. 2 is effective through May 21, 2009.  Waiver No. 2 also provides that the Company will negotiate in good faith with the lenders to finalize, no later than May 21, 2009, the amendments to the Credit Agreement and to the Bridge Loan Agreement and the definitive documentation for the “facility” described in the commitment letter dated on or about May 6, 2009.

The required lenders also agreed to forbear (and to instruct the Agent to forbear) from exercising any right or remedy under the Credit Agreement as a result of any event of default arising from the Credit Agreement Financial Covenant Non-Compliance Event of Default.

The foregoing descriptions of Bridge Loan Amendment 7 and Waiver No. 2 do not purport to be complete and are qualified in their entirety by reference to the full texts of Bridge Loan Amendment 7 and Waiver No. 2, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 8.01 Other Events.

On May 8, 2009, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment No. 7 and Waiver to the Bridge Loan Agreement, dated as of May 8, 2009, among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent.

10.2

Waiver No. 2 to the Credit Agreement, dated as of May 8, 2009, among the Company, certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto, and Citibank N.A., as administrative agent.

99.1	Press Release dated May 8, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

/s/ Thomas L. Fairfield
Date: May 12, 2009	Name:	Thomas L. Fairfield
	Title:	Executive Vice President, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 7 and Waiver to the Bridge Loan Agreement, dated as of May 8, 2009, among the Company, the financial institutions and other institutional lenders party thereto, and Citicorp North America, Inc., as administrative agent.

10.2

Waiver No. 2 to the Credit Agreement, dated as of May 8, 2009, among the Company, certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto, and Citibank N.A., as administrative agent.

99.1	Press Release dated May 8, 2009.

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Exhibit 10.1

EXECUTION COPY

AMENDMENT NO.  7 AND WAIVER TO THE BRIDGE LOAN AGREEMENT

Dated as of May 8, 2009

AMENDMENT NO. 7 AND WAIVER TO THE BRIDGE LOAN AGREEMENT (this “Amendment and Waiver”) among Capmark Financial Group Inc., a Nevada corporation (the “Company”), the financial institutions and other institutional lenders party hereto, and Citicorp North America, Inc., as administrative agent (the “Agent”) for the Lenders.

RECITALS:

(1)                                 The Company, the financial institutions and other institutional lenders party thereto (the “Lenders”), the Agent and the other agents party thereto have entered into that certain Bridge Loan Agreement dated as of March 23, 2006, as amended by Amendment No. 1 to the Bridge Loan Agreement dated as of December 7, 2006, Amendment No. 2 to the Bridge Loan Agreement dated as of June 30, 2008,  Amendment No. 3 to the Bridge Loan Agreement dated as of March 23, 2009, Amendment No. 4 to the Bridge Loan Agreement dated as of March 24, 2009, Amendment No. 5 to the Bridge Loan Agreement dated as of April 9, 2009 and Amendment No. 6 and Waiver to the Bridge Loan Agreement dated as of April 20, 2009 (as further amended, supplemented or otherwise modified, the “Bridge Loan Agreement”).  Capitalized terms not otherwise defined in this Amendment and Waiver have the same meanings as specified in the Bridge Loan Agreement.

(2)                                 The Company has requested that the Lenders agree to (a) extend the Maturity Date of the Loans under the Bridge Loan Agreement (any such Lender agreeing to so extend, an “Extending Lender”) as hereinafter set forth and (b) waive certain covenants under the Bridge Loan Agreement.

(3)                                 Pursuant to subsection 9.1(a) of the Bridge Loan Agreement, the Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, enter into with the Company, written amendments, supplements or modifications to the Bridge Loan Agreement for the purpose of adding any provisions to the Bridge Loan Agreement or changing in any manner the rights of the Lenders or of the Company under the Bridge Loan Agreement.

(4)                                 Pursuant to subsection 9.1(y)(i) of the Bridge Loan Agreement, no amendment to the Bridge Loan Agreement shall extend the scheduled date of any payment of any Loan without the consent of each Lender directly affected thereby.

(5)                                 The Majority Lenders and the Extending Lenders have agreed, subject to the terms and conditions stated below, to amend the Bridge Loan Agreement as hereinafter set forth.

SECTION 1.                               AMENDMENTS AND WAIVER TO BRIDGE LOAN AGREEMENT

The Bridge Loan Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a)                                  Section 1.01 of the Bridge Loan Agreement is hereby amended by inserting in alphabetical order a new definition to read as follows:

“Amendment No. 7 and Waiver”: Amendment No. 7 and Waiver to the Agreement, dated as of May 8, 2009, among the Company, the Lenders party thereto and the Agent.

“Amendment No. 7 and Waiver Effective Date”: the date of effectiveness of Amendment No. 7 and Waiver in accordance with the terms thereof.

“Amendment No. 7 and Waiver Extending Lender”: an “Extending Lender” (as defined in Amendment No. 7 and Waiver).

“Non-Extending Lenders” means Amendment No.  3 Non-Extending Lenders and Amendment No.  4 Non-Extending Lenders.

(b)                                 The definition of “Maturity Date” set forth in Section 1.01 of the Bridge Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means (x) with respect to any Loans and Commitments held by Amendment No. 3 Non-Extending Lenders on the Amendment No. 3 Effective Date, March 23, 2009, (y) with respect to any Loans and Commitments held by Amendment No. 4 Non-Extending Lenders on the Amendment No. 4 Effective Date, March 24, 2009, and (z) with respect to any Loans and Commitments held by Amendment No. 7 and Waiver Extending Lenders on the Amendment No. 7 Effective Date, May 21, 2009 at 5:00 p.m. EDT.

(c)                                  The Agent and the Majority Lenders hereby waive, solely for the period commencing on the date hereof through May 21, 2009 at 5:00 p.m. EDT (the “Waiver Termination Date”), the Events of Default arising directly from the Company’s failure to (x) maintain, pursuant to Section 6.1 of the Bridge Loan Agreement, the Total Consolidated Indebtedness at the last day of each of the fiscal quarters ended December 31, 2008 and March 31, 2009 to Total Capitalization at such dates at a ratio not greater than 0.87 to 1.0, in each case without giving effect to ARB51, FIN 46(R) or FAS 66 in each case in relation to the Company’s affordable tax credit syndication business (the “Financial Covenant Non-Compliance Event of Default”), and (y) repay in full the principal amount of, and interest on, the Loans of any Non-Extending Lenders on the applicable Maturity Date for such Loans (the “Non-Payment Event of Default”; together with the Financial Covenant Non-Compliance Event of Default, the “Bridge Loan Agreement Events of Default”).

(d)                                 Until the Waiver Termination Date, the Majority Lenders hereby agree to forbear (and instruct the Agent to forbear) from exercising any right or remedy under the Bridge Loan Agreement as a result of the occurrence and continuance of the Events of Default arising from the Bridge Loan Agreement Events of Default.

(e)                                  On the Waiver Termination Date, without any further action by the Agent and the Majority Lenders, all of the terms and provisions set forth in the Bridge Loan Agreement with respect to any Event of Default thereunder that is waived hereunder and not cured prior to the Waiver Termination Date shall have the same force and effect as if this Amendment and Waiver had not been entered into by the parties hereto, and the Agent and the Majority Lenders shall have all of the rights and remedies afforded to them under the Bridge Loan Agreement with respect to any such Event of Default as though no waiver had been granted by them hereunder.  Notwithstanding anything contained herein to the contrary, the foregoing waivers are not intended and shall not be deemed or construed to constitute a waiver of any Default or any other Event of Default that hereafter may occur under the Bridge Loan Agreement or to establish a custom or course of dealing among the Company, the Agent, the Majority Lenders or any of them.  Except as specifically set forth herein, the Agent and the Majority Lenders hereby expressly reserve all of their rights and remedies under the Bridge Loan Agreement, the other Loan Agreements and applicable law.

(f)                                    The undersigned agree that the Bridge Loan Agreement is deemed to be amended to make any modifications to the applicable payment, pro rata and sharing provisions of the Bridge Loan Agreement needed in connection with effecting the changes to maturities effected hereby.

(g)                                 The Company agrees that, until the Waiver Termination Date, it shall not make, or cause to be made, any repayment in respect of the Loans.

(h)                                 From the date hereof until the Waiver Termination Date, notwithstanding the provisions of Section 9.6 of the Bridge Loan Agreement, no Lender shall be permitted to (i) assign or otherwise transfer to one or more Assignees all or a portion of its rights or obligations under the Bridge Loan Agreement or (ii) sell participations to one or more Participants in all or a portion of its rights or obligations under the Bridge Loan Agreement, in each case pursuant to Section 9.6 of the Bridge Loan Agreement.

(i)                                     The Company hereby agrees to negotiate in good faith with the Agent and Lenders to finalize by no later than May 21, 2009 the amendments to the Bridge Loan Agreement and to the Senior Credit Facility and the definitive documentation for the “Facility” described in the commitment letters dated on or about May 6, 2009 (together with the Term Sheet referred to therein, the “Commitment Letters”) entered into by certain Lenders and certain lenders under the Senior Credit Facility, in each case on substantially the terms and conditions set forth in the Commitment Letters.

SECTION 2.                               CONDITIONS OF EFFECTIVENESS

This Amendment and Waiver shall become effective as of the date first above written when, and only when, the following conditions have been satisfied:

(a)                                 the Agent shall have received counterparts of this Amendment and Waiver executed by the Company, the Majority Lenders, the Extending Lenders, and/or, as to any such Majority Lender and Extending Lender, advice satisfactory to the Agent that such Lender has executed this Amendment and Waiver;

(b)                                the Agent shall have received a certificate of the Secretary or Assistant Secretary of the Company, in form and substance satisfactory to the Agent, which certificate shall (i) certify as to the incumbency and signature of the officers of the Company executing this Amendment and Waiver (with the President, a Vice President, the Secretary or Assistant Secretary of the Company attesting to the incumbency and signature of the Secretary or Assistant Secretary providing such certificate), (ii) have attached to it a true and correct copy of the resolutions of the Board of Directors of the Company, which resolutions shall authorize the execution, delivery and performance of this Amendment and Waiver, and (iii) certify that, as of the date of such certificate (which shall not be earlier than the date hereof), none of such resolutions shall have been amended, supplemented, modified, revoked or rescinded;

(c)                                 the Agent shall have received satisfactory evidence that Waiver No. 2 to the Senior Credit Facility dated as of the date hereof shall have become effective;

(d)                                each Guarantor has executed and delivered a consent in the form of Annex A hereto;

(e)                                 the Agent shall have received satisfactory evidence that the board of directors of the Company shall have approved the Transactions (as defined in the Commitment Letters) on substantially the terms set forth in the Commitment Letters; and

(f)                                   all other fees and expenses of the Agent and the Lenders (including (i) all reasonable fees and expenses of counsel to the Agent and (ii) all retainers for counsel to the Agent and advisor to the Agent), to the extent invoiced prior to the date hereof, shall have been paid.

SECTION 3.                               CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

(a)                                 The Company hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Bridge Loan Agreement (to the extent relating to the Company) are true and correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment and Waiver, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

SECTION 4.                               AFFIRMATION OF THE COMPANY

The Company hereby consents to the amendments and waiver to the Bridge Loan Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment and Waiver, the obligations of the Company contained in the Bridge Loan Agreement, as amended hereby, or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 5.                               REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS

(a)                                 On and after the effectiveness of this Amendment and Waiver, each reference in the Bridge Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Bridge Loan Agreement and each reference in the Notes and each of the other Loan Documents to “the Bridge Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Bridge Loan Agreement shall mean and be a reference to the Bridge Loan Agreement as amended by this Amendment and Waiver.

(b)                                The Bridge Loan Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)                                 The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Bridge Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Bridge Loan Agreement or any other Loan Document.

SECTION 6.                               COSTS, EXPENSES

The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of subsection 9.5 of the Bridge Loan Agreement.

SECTION 7.                               EXECUTION IN COUNTERPARTS

This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

SECTION 8.                               GOVERNING LAW

This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CAPMARK FINANCIAL GROUP INC.,
as the Company

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	Executive Vice President and Chief Financial Officer

Acknowledged:

CITICORP NORTH AMERICA, INC.,

as the Agent

By:	/s/ Michael Schadt
	Name:	Michael Schadt
	Title:	Director

Citicorp North America, Inc.,
as a Majority Lender

By:	/s/ Michael Schadt
	Name:	Michael Schadt
	Title:	Director

The Royal Bank of Scotland plc,
as a Majority Lender

By:	/s/ Michael Fabiano
	Name:	Michael Fabiano
	Title:	Senior Vice President

Credit Suisse, Cayman Islands Branch, as a Majority Lender

By:	/s/ Didier Siffer
	Name:	Didier Siffer
	Title:	Managing Director

By:	/s/ Bryan Matthews
	Name:	Bryan Matthews
	Title:	Director

Deutsche Bank AG, New York, as a Majority Lender

By:	/s/ Emile Van den Bol
	Name:	Emile Van den Bol
	Title:	Managing Director

By:	/s/ R. Chris Jones
	Name:	R. Chris Jones
	Title:	Director

JP Morgan,
as a Majority Lender

By:	/s/ John J. Coffey
	Name:	John J. Coffey
	Title:	Managing Director

Goldman Sachs Credit Partners L.P., as a Majority Lender

By:	/s/ Caroline Benton
	Name:	Caroline Benton
	Title:	Authorized Signatory

Annex A to

Amendment No. 7 and Waiver to the Bridge Loan Agreement

Form of Guarantor Consent

CONSENT

Reference is made to the Bridge Loan Agreement, dated as of March 23, 2006, as amended by Amendment No. 1 to the Bridge Loan Agreement, dated as of December 7, 2006, Amendment No. 2 to the Bridge Loan Agreement, dated as of June 30, 2008, Amendment No. 3 to the Bridge Loan Agreement, dated as of March 23, 2009, Amendment No. 4 to the Bridge Loan Agreement, dated as of March 24, 2009, Amendment No. 5 to the Bridge Loan Agreement, dated as of April 9, 2009, Amendment No. 6 and Waiver to the Bridge Loan Agreement dated as of April 20, 2009 and Amendment No. 7 and Waiver to the Bridge Loan Agreement dated as of May 8, 2009 among Capmark Financial Group Inc. (the “Company”), the financial institutions and other institutional lenders party thereto, Citicorp North America, Inc., as administrative agent for the Lenders and the other agents party thereto (such Bridge Loan Agreement, as so amended, the “Bridge Loan Agreement”).

Each of the undersigned confirms and agrees that notwithstanding the effectiveness of the foregoing Amendment No. 7 and Waiver to the Bridge Loan Agreement, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by Amendment No. 7 and Waiver to the Bridge Loan Agreement (in each case, as defined therein).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

COMMERCIAL EQUITY INVESTMENTS, INC.,
as a Guarantor

By:	/s/ Anne E. Kelly
	Name:	Anne E. Kelly
	Title:	Treasurer

CAPMARK CAPITAL INC.,
as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

NET LEASE ACQUISITION LLC,
as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

CAPMARK FINANCE INC.,
as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	Executive Vice President and Chief Financial Officer

CAPMARK INVESTMENTS LP,
as a Guarantor

By:	/s/ Keith Kooper
	Name:	Keith Kooper
	Title:	President

MORTGAGE INVESTMENTS, LLC,
as a Guarantor

By:	/s/ Jay N. Levine
	Name:	Jay N. Levine
	Title:	President

SJM CAP, LLC,
as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

CRYSTAL BALL HOLDING OF BERMUDA LIMITED, as a Guarantor

By:	/s/ Peter A. Widmann
	Name:	Peter A. Widmann
	Title:	President

Exhibit 10.2

EXECUTION COPY

WAIVER NO. 2 TO THE CREDIT AGREEMENT

Dated as of May 8, 2009

WAIVER NO. 2 TO THE CREDIT AGREEMENT (this “Waiver”) among Capmark Financial Group Inc., a Nevada corporation (the “Company”), certain subsidiaries of the Company (together with the Company, the “Borrowers” and each a “Borrower”), the financial institutions and other institutional lenders party hereto, and Citibank, N.A., as administrative agent (the “Agent”) for the Lenders.

RECITALS:

(1)           The Borrowers, the financial institutions and other institutional lenders party thereto (the “Lenders”), the Agent and the other agents party thereto have entered into that certain Credit Agreement, dated as of March 23, 2006, as amended by Amendment No. 1 to the Credit Agreement, dated as of April 17, 2007, Amendment No. 2 to the Credit Agreement, dated as of June 30, 2008 and Waiver to the Credit Agrement dated as of April 20, 2009 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Waiver have the same meanings as specified in the Credit Agreement.

(2)           The Borrowers have requested that the Lenders agree to waive certain provisions of the Credit Agreement as set forth herein.

(3)           Pursuant to subsection 10.1(a) of the Credit Agreement, the Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, enter into with the Borrowers, written amendments, supplements or modifications to the Credit Agreement for the purpose of waiving any provisions to the Credit Agreement

(4)           The Majority Lenders have agreed, subject to the terms and conditions stated below, to waive the Credit Agreement as set forth herein.

SECTION 1.           WAIVER TO CREDIT AGREEMENT

(a)           Subject to the satisfaction of the conditions precedent set forth in Section 2, the Agent and the Majority Lenders hereby waive, solely for the period commencing on the date hereof through May 21, 2009 at 5:00 p.m. EDT (the “Waiver Termination Date”), the Event of Default arising directly from the Company’s failure to maintain, pursuant to Section 6.1 of the Credit Agreement, the Total Consolidated Indebtedness at the last day of each of the fiscal quarters ended December 31, 2008 and March 31, 2009 to Total Capitalization at such dates at a ratio not greater than 0.87 to 1.0, in each case without giving effect to ARB51, FIN 46(R) or FAS 66 in each case in relation to the Company’s affordable tax credit syndication business (the “Financial Covenant Non-Compliance Event of Default”).

(b)           Until the Waiver Termination Date, the Majority Lenders hereby agree to forbear (and instruct the Agent to forbear) from exercising any right or remedy under the Credit Agreement as a result of the occurrence and continuance of the Event of Default arising from the Financial Covenant Non-Compliance Event of Default.

(c)           On the Waiver Termination Date, without any further action by the Agent and the Majority Lenders, all of the terms and provisions set forth in the Credit Agreement with respect to any Event of Default thereunder that is waived hereunder and not cured prior to the Waiver Termination Date shall have the same force and effect as if this Waiver had not been entered into by the parties hereto, and the Agent and the Majority Lenders shall have all of the rights and remedies afforded to them under the Credit Agreement with respect to any such Event of Default as though no waiver had been granted by them hereunder.  Notwithstanding anything contained herein to the contrary, the foregoing waivers are not intended and shall not be deemed or construed to constitute a waiver of any Default or any other Event of Default that hereafter may occur under Credit Agreement or to establish a custom or course of dealing among the Borrowers, the other Loan Parties, the Agent, the Majority Lenders or any of them.  Except as specifically set forth herein, the Agent and the Majority Lenders hereby expressly reserve all of their rights and remedies under the Credit Agreement, the other Loan Agreements and applicable law.

(d)           The Borrowers hereby agree to negotiate in good faith with the Agent and Lenders to finalize by no later than May 21, 2009 the amendments to the Credit Agreement and to the Bridge Facility and the definitive documentation for the “Facility” described in the commitment letters dated on or about May 6, 2009 (together with the Term Sheet referred to therein, the “Commitment Letters”) entered into by certain Lenders and certain lenders under the Bridge Facility, in each case on substantially the terms and conditions set forth in the Commitment Letters.

SECTION 2.           CONDITIONS OF EFFECTIVENESS

This Waiver shall become effective as of the date first above written when, and only when, the following conditions have been satisfied:

(a)           the Agent shall have received counterparts of this Waiver executed by the Company, the other Borrowers, the Majority Lenders, and/or, as to any such Majority Lender, advice satisfactory to the Agent that such Lender has executed this Waiver;

(b)           the Agent shall have received a certificate of the Secretary or Assistant Secretary of the Company, in form and substance satisfactory to the Agent, which certificate shall (i) certify as to the incumbency and signature of the officers of the Company executing this Waiver (with the President, a Vice President, the Secretary or Assistant Secretary of the Company attesting to the incumbency and signature of the Secretary or Assistant Secretary providing such certificate), (ii) have attached to it a true and correct copy of the resolutions of the Board of Directors of the Company, which resolutions shall authorize the execution, delivery and performance of this Waiver, and (iii) certify that, as of the date of such certificate (which shall not be earlier than the date hereof), none of such resolutions shall have been amended, supplemented, modified, revoked or rescinded;

(c)           each Guarantor has executed and delivered a consent in the form of Annex A hereto;

(d)           the Agent shall have received satisfactory evidence that Amendment No. 7 and Waiver to the Bridge Facility dated as of the date hereof shall have become effective;

(e)           the Agent shall have received satisfactory evidence that the board of directors of the Company shall have approved the Transactions (as defined in the Commitment Letters) on substantially the terms set forth in the Commitment Letters; and

(f)            all other fees and expenses of the Agent and the Lenders (including all reasonable fees and expenses of counsel to the Agent), to the extent invoiced prior to the date hereof, shall have been paid.

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SECTION 3.           CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

(a)           Each of the Company and each Borrower hereto hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement (to the extent relating to such Loan Party) are true and correct in all material respects on and as of the date hereof, before and after giving effect to this Waiver, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

SECTION 4.           AFFIRMATION OF THE COMPANY AND THE BORROWERS

The Company and each Borrower hereby consents to the waiver to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Waiver, the obligations of the Company and each such Borrower contained in the Credit Agreement, as amended hereby, or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 5.           REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS

(a)           On and after the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Waiver.

(b)           The Credit Agreement, the Notes and each of the other Loan Documents, as specifically modified by this Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

SECTION 6.           COSTS, EXPENSES

The Borrowers agree to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of subsection 10.5 of the Credit Agreement.

SECTION 7.           EXECUTION IN COUNTERPARTS

This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Waiver by telecopier or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION 8.           GOVERNING LAW

This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CAPMARK FINANCIAL GROUP INC., as the Company

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	Chief Financial Officer, Executive Vice President

CAPMARK CANADA LIMITED, as a Borrower

By:	/s/ Michael I. Lipson
	Name:	Michael I. Lipson
	Title:	Executive Vice President

CAPMARK BANK EUROPE, PUBLIC COMPANY, as a Borrower

By:	/s/ Martin Thornton
	Name:	Martin Thornton
	Title:	Secretary

CAPMARK EI IRELAND LIMITED, as a Borrower

By:	/s/ Martin Thornton
	Name:	Martin Thornton
	Title:	Secretary

CAPMARK IRELAND LIMITED, as a Borrower

By:	/s/ Martin Thornton
	Name:	Martin Thornton
	Title:	Secretary

CAPMARK AB NO. 2 LIMITED, as a Borrower

By:	/s/ Martin Thornton
	Name:	Martin Thornton
	Title:	Secretary

CAPMARK FINANCE INC., as a Borrower

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	Executive Vice President And Chief Financial Officer

SJM CAP, LLC, as a Borrower

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

CAPMARK BANK, as a Borrower

By:	/s/ Steven J. Nielsen
	Name:	Steven J. Nielsen
	Title:	President

CAPMARK FUNDING JAPAN, K.K., as a Borrower

By:	/s/ Allen Todd Atchley
	Name:	Allen Todd Atchley
	Title:	Representative Director

CAPMARK JAPAN, K.K., as a Borrower

By:	/s/ Katsuyoshi Dobashi
	Name:	Katsuyoshi Dobashi
	Title:	Representative Director

CITIBANK, N.A., as Administrative Agent

By:	/s/ Michael Schadt
	Name:	Michael Schadt
	Title:	Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a Majority Lender

By:	/s/ David Noda
	Name:	David Noda
	Title:	Vice President and Manager

GoldenTree Master Fund II, Ltd
GoldenTree Master Fund, Ltd
GoldenTree MultiStrategy Financing, Limited
GoldenTree MultiStrategy Subsidiary, LLC
GPC LVIII, LLC
GoldenTree Asset Management Lux Sarl
As a Lender(s)
By: GoldenTree Asset Management, LP
The Investment Advisor

By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director, Bank Debt

Wachovia Bank, N.A., as a Majority Lender

By:	/s/ Vanessa N. Rodriguez
	Name:	Vanessa N. Rodriguez
	Title:	Assistant Vice President

Scotiabanc Inc., as a Majority Lender

By:	/s/ J.F. Todd
	Name:	J.F. Todd
	Title:	Managing Director

Credit Suisse, Cayman Islands Branch, as a Majority Lender

By:	/s/ Didier Siffer
	Name:	Didier Siffer
	Title:	Managing Director

By:	/s/ Bryan Matthews
	Name:	Bryan Matthews
	Title:	Director

JPMorgan Chase Bank, N.A., as a Majority Lender

By:	/s/ Marina Flindell
	Name:	Marina Flindell
	Title:	Executive Director

Fifth Third Bank, as a Majority Lender

By:	/s/ Randolph J. Stierer
	Name:	Randolph J. Stierer
	Title:	Vice President

Citibank, N.A., as a Majority Lender

By:	/s/ Michael Schadt
	Name:	Michael Schadt
	Title:	Director

The Toronto-Dominion Bank, as a Majority Lender

By:	/s/ Ian Murray
	Name:	Ian Murray
	Title:	Authorized Signatory

Toronto Dominion (Texas) LLC

By:	/s/ Ian Murray
	Name:	Ian Murray
	Title:	Authorized Signatory

Lehman Brothers Holdings, Inc., as a Majority Lender

By:	/s/ Jack McCarthy
	Name:	Jack McCarthy
	Title:	Authorized Signatory

Sumitomo Mitsui Banking Corporation, as a Majority Lender

By:	/s/ Yoshihiro Hyakutome
	Name:	Yoshihiro Hyakutome
	Title:	General Manager

The Royal Bank of Scotland plc, as a Majority Lender

By:	/s/ Michael Fabiano
	Name:	Michael Fabiano
	Title:	Senior Vice President

Societe Generale, as a Majority Lender

By:	/s/ Nigel Elvey
	Name:	Nigel Elvey
	Title:	Vice President

CITIC Ka Wah Bank, Ltd. New York Branch, as a Majority Lender

By:	/s/ Wayne D. Kramen
	Name:	Wayne D. Kramen
	Title:	FVP

Mega International Commercial Bank Silicon Valley Branch, as a Majority Lender

By:	/s/ Kuang Hua Wei
	Name:	Kuang Hua Wei
	Title:	SVP & General Manager

Royal Bank of Canada, as a Majority Lender

By:	/s/ Leslie P. Vowell
	Name:	Leslie P. Vowell
	Title:	Attorney-in-Fact

The Bank of Nova Scotia, as a Majority Lender

By:	/s/ George Sherman
	Name:	George Sherman
	Title:	Director

Morgan Stanley Senior Funding Inc., as a Majority Lender

By:	/s/ S. Yeo
	Name:	S. Yeo
	Title:	Vice President

Credit Suisse Loan Funding LLC, as a Majority Lender

By:	/s/ Ian Landow
	Name:	Ian Landow
	Title:	Authorized Signatory

By:	/s/ Ronald Gotz
	Name:	Ronald Gotz
	Title:	Authorized Signatory

CCP Credit Acquisition Holdings, LLC, as a Majority Lender

By:	/s/ Jed Hart
	Name:	Jed Hart
	Title:	Sr. Managing Director

Bank of America N.A., as a Majority Lender

By:	/s/ Scott R. Swenson
	Name:	Scott R. Swenson
	Title:	Vice President

Knighthead Master Fund, LP By: Knighthead Capital Management, LLC Its Investment Manager as a Majority Lender

By:	/s/ Thomas Wagner
	Name:	Thomas Wagner
Title:

Contrarian Funds, LLC, as a Majority Lender

By:	/s/ Michael J. Restifo
	Name:	Michael J. Restifo
	Title:	CFO/Member

Goldman Sachs Mortgage Company, as a Majority Lender

By:	/s/ Mark J. Buono
	Name:	Mark J. Buono
	Title:	Vice President

Goldman Sachs Canada Credit Partners Co., as a Majority Lender

By:	/s/ Caroline Benton
	Name:	Caroline Benton
	Title:	Authorized Signatory

Goldman Sachs Lending Partners LLC, as a Majority Lender

By:	/s/ Caroline Benton
	Name:	Caroline Benton
	Title:	Authorized Signatory

Goldman Sachs Credit Partners L.P., as a Majority Lender

By:	/s/ Caroline Benton
	Name:	Caroline Benton
	Title:	Authorized Signatory

Deutsche Bank AG, New York, as a Majority Lender

By:	/s/ Emile Van den Bol
	Name:	Emile Van den Bol
	Title:	Managing Director

By:	/s/ R. Chris Jones
	Name:	R. Chris Jones
	Title:	Director

Merrill Lynch Bank USA, as a Majority Lender

By:	/s/ David Millett
	Name:	David Millett
	Title:	Vice President

National Bank of Egypt (UK) Ltd, as a Majority Lender

By:	/s/ Margaret Bull
	Name:	Margaret Bull
	Title:	Senior Credit Manager

By:	/s/ Peter Nerurker
	Name:	Peter Nerurker
	Title:	Supervisor Loans Administration

Silver Oak Capital, LLC, as a Majority Lender

By:	/s/ Thomas M. Fuller
	Name:	Thomas M. Fuller
	Title:	Authorized Signatory

West LB AG, New York Branch, LLC, as a Majority Lender

By:	/s/ Michael Sassos
	Name:	Michael Sassos
	Title:	Director

By:	/s/ Martin Marty
	Name:	Martin Marty
	Title:	Associate Director

Shinsei Bank Limited, as a Majority Lender

By:	/s/ Shinichirou Seto
	Name:	Shinichirou Seto
	Title:	Generale Manager

Annex A to

Waiver to the Credit Agreement

Form of Guarantor Consent

CONSENT

Reference is made to the Credit Agreement, dated as of March 23, 2006, as amended by Amendment No. 1 to the Credit Agreement, dated as of April 17, 2007,  Amendment No. 2 to the Credit Agreement, dated as of June 30, 2007, and Waiver to the Credit Agreement, dated as of April 20, 2009 among Capmark Financial Group Inc. (the “Company”), certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto, Citibank, N.A., as administrative agent for the Lenders and the other agents party thereto (such Credit Agreement, as so amended, the “Credit Agreement”).

Each of the undersigned confirms and agrees that notwithstanding the effectiveness of the foregoing Waiver No. 2 to the Credit Agreement dated as of May 8, 2009, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by the Waiver to the Credit Agreement (in each case, as defined therein).

COMMERCIAL EQUITY INVESTMENTS, INC., as a Guarantor

By:	/s/ Anne E. Kelly
	Name:	Anne E. Kelly
	Title:	Treasurer

CAPMARK CAPITAL INC., as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

NET LEASE ACQUISITION LLC, as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

CAPMARK FINANCE INC., as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	Chief Financial Officer, Executive Vice President

CAPMARK INVESTMENTS LP, as a Guarantor

By:	/s/ Keith Kooper
	Name:	Keith Kooper
	Title:	President

MORTGAGE INVESTMENTS, LLC, as a Guarantor

By:	/s/ Jay N. Levine
	Name:	Jay N. Levine
	Title:	President

SJM CAP, LLC, as a Guarantor

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	President

CRYSTAL BALL HOLDING OF BERMUDA LIMITED, as a Guarantor

By:	/s/ Peter A. Widmann
	Name:	Peter A. Widmann
	Title:	President

Exhibit 99.1

Capmark Financial Group Inc. Obtains $1.5 Billion Term Loan Facility Commitment

(Horsham, PA) — May 8, 2009 — Capmark Financial Group Inc. (“Capmark”) today announced that it has obtained a commitment from certain of its lenders to provide a new term loan facility of up to $1.5 billion (the “Facility”).  Proceeds from the Facility, along with $75.0 million in cash, will be used to refinance a portion of Capmark’s bridge loan agreement and senior credit facility.

In addition, to facilitate the execution of definitive agreements with respect to the Facility, as well as the additional amendments to the bridge loan agreement and senior credit facility described below, Capmark has obtained a further extension of the maturity date of approximately 94% of the outstanding principal balance under its bridge loan agreement until May 21, 2009 and a further waiver, which will be effective until May 21, 2009, of its compliance with the leverage ratio covenants in its bridge loan agreement and senior credit facility for the quarters ended December 31, 2008 and March 31, 2009.

The Facility will be secured by Capmark’s US and Canadian non-bank mortgage loan assets.  The terms of the Facility will also include a number of financial and other operating covenants, including minimum liquidity and run rate operating expense covenants and limitations on incurring debt, granting liens and making certain restricted payments, investments and capital expenditures.  The Facility will mature on March 23, 2011.  However, if certain conditions with respect to the restructuring of Capmark’s senior notes due 2010 have not been met, the maturity date will be accelerated to April 2010.

The lenders’ commitments contemplate that in connection with the closing of the Facility, Capmark will enter into amendments to its senior credit facility and bridge loan agreement to extend the maturity date under the bridge loan agreement to the maturity date of the Facility, to conform the financial covenants in such agreements to those in the Facility and to amend certain other provisions including amendments necessary to enter into the Facility.

In addition, Capmark intends to seek to obtain an additional facility contemplated under the terms of the Facility to finance servicing advances made by Capmark in the course of its master servicing activities.  In the event a servicing facility is entered into, it will be secured by the rights to repayment of the servicing advances, and a security interest covering the residual value of the servicing advances also will be granted as security for repayment of the Facility.

The closing of the Facility will be subject to the negotiation of mutually agreeable definitive documentation with respect to the Facility and the bridge loan and senior credit facility amendments, as well as other customary closing conditions.  Capmark expects to execute the amendments and close the Facility by May 21, 2009.  There can be no assurances that Capmark will be able to complete these transactions in this timeframe or at all.

About Capmark®:

Capmark is a diversified company that provides a broad range of financial services to investors in commercial real estate-related assets. Capmark has three core businesses: lending and mortgage banking, investments and funds management, and servicing. Capmark operates in North America, Europe and Asia.

Media Contact:	Investor Relations Contact:

Joyce Patterson	Bob Sullivan

215-328-3842	215-328-1329

Joyce.Patterson@capmark.com	Investor.relations@capmark.com

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements. These statements are based on management’s current expectations and beliefs but are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Capmark refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as Capmark’s Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

Such forward-looking statements are made only as of the date of this release. Capmark expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Capmark’s expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.